UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2013

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

NeuLion, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 5, 2013.  Summarized below are final results of the matters voted on at the Annual Meeting:

Matters Voted On	For	Against	Abstain	Non Votes
Election of eight directors of the Company
John R. Anderson	52,381,193	1,215,858	466,039	70,996,706
Gabriel A. Battista	53,557,951	38,500	466,639	70,996,706
Shirley Strum Kenny	53,215,151	381,800	466,139	70,996,706
David Kronfeld	53,599,451	10,500	453,139	70,996,706
Nancy Li	53,397,022	213,529	452,539	70,996,706
G. Scott Paterson	52,009,175	1,711,776	342,139	70,996,706
Roy E. Reichbach	53,443,032	167,519	452,539	70,996,706
Charles B. Wang	53,325,982	269,969	467,139	70,996,706

To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013	124,695,278	30,495	334,023	0

Advisory vote on the approval of the compensation of the Company’s Named Executive Officers	51,530,501	1,177,850	1,354,739	70,996,706

To approve the conversion of all outstanding principal and any accrued unpaid interest owing on a Convertible Note held by Charles B. Wang	45,265,315	1,294,130	366,639	78,133,712

	1 Year	2 Years	3 Years	Abstain	Non Votes
Advisory vote regarding the frequency of advisory votes on executive compensation.	2,595,460	617,014	48,690,927	2,159,689	70,996,706

Item 8.01  Other Events

At the Annual Meeting, the Company’s management presented certain financial and market-related information to its stockholders via a PowerPoint presentation, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and is also available on the Company’s website at www.neulion.com.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Annual Meeting of Stockholders Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: June 6, 2013	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary